UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2026

CIM Opportunity Zone Fund, L.P.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-56544

Delaware		83-2441037
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
4700 Wilshire Boulevard
Los Angeles	California	90010
(Address of principal executive offices)		(Zip Code)
	(323)	860-4900
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 16, 2026, CIM Opportunity Zone Fund, L.P. (the “Fund”), entered into the Sixth Amended and Restated Limited Partnership Agreement of the Fund (the “Sixth A&R Partnership Agreement”) with CIM Opportunity Zone Fund GP, LLC, the general partner of the Fund (the “General Partner”) and each limited partner of the Fund (the “Limited Partners”) effective as of the date of its execution. The Sixth A&R Partnership Agreement was amended to (i) introduce two classes of limited partnership interests, Class A Units and Class I Units, (ii) adjust the lock-up period for Limited Partners admitted on or after September 16, 2026 and (iii) reflect changes in tax law that the General Partner determined are necessary or advisable.

The foregoing summary description of the Sixth A&R Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Sixth A&R Partnership Agreement, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Sixth Amended and Restated Limited Partnership Agreement of CIM Opportunity Zone Fund, L.P., dated as of September 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2026	CIM Opportunity Zone Fund, L.P.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)